SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 5, 2010

NOVA ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27693	98-0211769
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

2520 South Third Street #206

Louisville, KY 40208

Address of Principal Executive Offices)

502-636-2807

(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Copies to:

Hank Gracin, Esq.

Gracin & Marlow, LLP

405 Lexington Avenue

New York, New York 10174

Phone: (212) 907-6457

Fax: (212) 208-4657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 5, 2010, Nova Energy, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement pursuant to which the Company issued and sold to Tonaquint, Inc., a Utah corporation (“Tonaquint”), a Secured Convertible Note in the aggregate principal amount of $1,226,500 (the “Convertible Note”) and a Warrant to purchase up to 200,000 shares of common stock of the Company. The Convertible Note is due on April 4, 2012 and interest on the outstanding principal balance of the Convertible Note is 6% per annum and interest is due payable in full by April 4, 2012. The Convertible Note is secured by certain mortgage notes issued by Tonaquint to the Company described in the next paragraph. Tonaquint has the right to convert the note to shares of common stock in tranches in certain specified amounts, which conversions are conditioned upon payment in full of the amounts owed under the mortgage notes. The Warrant has an exercise price of $1.00 per share, subject to adjustment as provided in the Warrant and terminates on April 4, 2012. If at any time one year from the date of issuance the shares issuable upon exercise of the warrants are not registered pursuant to an effective registration statement the holder may make a “cashless” exercise of the Warrants.

In addition, Tonaquint issued to the Company 5 mortgage notes each in the principal amount of $200,000 for an aggregate principal amount of $1,000,000. The mortgage notes each bear interest at a rate of 5% per annum and are secured by certain real estate located in Cook County, Illinois.

Mortgage Note #1 is in the principal amount of $200,000 and has an interest rate of 5% per annum. Said note is due payable (i) June 5, 2012, or (ii) so long as the Conversion Shares (as defined in the Company Note) are then freely saleable under Rule 144 promulgated under the Securities Act of 1933, as amended, the later of (A) the date on which the aggregate principal and interest owed by the Lender under the Company Note is equal to or less than $800,000, or (B) November 5, 2010.

Mortgage Note #2 is in the principal amount of $200,000 and has an interest rate of 5% per annum. Said note is due payable (i) June 5, 2012, or (ii) so long as the Conversion Shares (as defined in the Company Note) are then freely saleable under Rule 144 promulgated under the Securities Act of 1933, as amended, the later of (A) the date on which the aggregate principal and interest owed by the Lender under the Company Note is equal to or less than $600,000, or (B) December 5, 2010.

Mortgage Note #3 is in the principal amount of $200,000 and has an interest rate of 5% per annum. Said note is due payable (i) June 5, 2012, or (ii) so long as the Conversion Shares (as defined in the Company Note) are then freely saleable under Rule 144 promulgated under the Securities Act of 1933, as amended, the later of (A) the date on which the aggregate principal and interest owed by the Lender under the Company Note is equal to or less than $400,000, or (B) January 5, 2010.

Mortgage Note #4 is in the principal amount of $200,000 and has an interest rate of 5% per annum. Said note is due payable (i) June 5, 2012, or (ii) so long as the Conversion Shares (as defined in the Company Note) are then freely saleable under Rule 144 promulgated under the Securities Act of 1933, as amended, the later of (A) the date on which the aggregate principal and interest owed by the Lender under the Company Note is equal to or less than $200,000, or (B) February 5, 2010.

Mortgage Note #5 is in the principal amount of $200,000 and has an interest rate of 5% per annum. Said note is due payable (i) June 5, 2012, or (ii) so long as the Conversion Shares (as defined in the Company Note) are then freely saleable under Rule 144 promulgated under the Securities Act of 1933, as amended, the later of (A) the date on which the aggregate principal and interest owed by the Lender under the Company Note is equal to or less than $0, or (B) March 5, 2010.

Copies of the Note and Warrant Purchase Agreement, Secured Convertible Promissory Note, Note and Warrant Purchase Agreement, Warrant, Security Agreement, Mortgage, Mortgage Note #1, Mortgage Note #2, Mortgage Note #3, Mortgage Note #4, Mortgage Note #5, and Deed Release are filed as exhibits to this Current Report on Form 8-K. The summary of these agreements set forth above is qualified by reference to such exhibits.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Exhibits

4.1	-	Form of Secured Convertible Promissory Note
4.2	-	Form of Warrant
10.1	-	Note and Warrant Purchase Agreement
10.2	-	Security Agreement
10.3	-	Mortgage
10.4	-	Mortgage Note #1
10.5	-	Mortgage Note #2
10.6	-	Mortgage Note #3
10.7	-	Mortgage Note #4
10.8	-	Mortgage Note #5
10.9	-	Release Deed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2010	NOVA ENERGY, INC.
(Registrant)
	By:	/s/ James D. Tilton
James D. Tilton
Chief Operating Officer

EXHIBIT INDEX

4.1	-	Form of Secured Convertible Promissory Note
4.2	-	Form of Warrant
10.1	-	Note and Warrant Purchase Agreement
10.2	-	Security Agreement
10.3	-	Mortgage
10.4	-	Mortgage Note #1
10.5	-	Mortgage Note #2
10.6	-	Mortgage Note #3
10.7	-	Mortgage Note #4
10.8	-	Mortgage Note #5
10.9	-	Release Deed

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